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                                                                   Exhibit 10.17


                                AGREEMENT
                                ---------

    THIS AGREEMENT MADE AND ENTERED INTO at Cleveland, Ohio effective as of the 1st day of February, 1994, by and between FOREST CITY ENTERPRISES, INC., an Ohio corporation, of 10800 Brookpark Road, Cleveland, Ohio 44130, hereinafter referred to as "Company", and CHARLES A. RATNER of 16980 South Park Boulevard, Shaker Heights, Ohio, hereinafter referred to as "Employee".

    WHEREAS, the Company and the Employee desire to terminate the Employment Agreement effective as of February 1, 1991 and enter into a new Employment Agreement to be effective as of February 1, 1994, and

    WHEREAS, the Compensation Committee of this Company has recommended a change in salary for the Employee to be effective as of February 1, 1994.

    NOW, THEREFORE, it is agreed that:

    1. That the Employment Agreement dated February 1, 1991 is hereby terminated as of February 1, 1994, and that the effective date of this Employment Agreement is February 1, 1994.

    2. The Employee, in consideration of the promises and agreements of the Company herein contained, hereby promises to continue in the employ of the Company for a period of one (1) year from the date of February 1, 1994, as an Executive and Officer of the Company and to perform such duties as may be required of him in such capacities by the Company, faithfully, honestly, diligently and to the satisfaction of the Company. Said employment shall continue for additional periods of one (1) year each until termination by mutual consent, death, or by either party giving ninety (90) days written notice to either amend or terminate this Employment Agreement to the other party prior to the termination of any such one (1) year period.

    3. In consideration whereof, the company promises and agrees to pay the Employee a base salary of THREE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($325,000.00) per year, payable from time to time during each employment year.

    4. In consideration of this Employment Agreement, if the Employee dies while in the employ of the Company, the Company agrees to pay to the beneficiaries of the Employee as stipulated in his Will, or designated by written notice to the Company from the Employee during his lifetime, or designated by operation of law if the Employee dies intestate, fifty percent (50%) of the base salary stated above of said Employee plus fifty percent (50%) of the average bonuses granted to the Employee during the five (5) calendar years preceding his death. Such payment to be of five (5) years following the decease of said Employee; said sum to be payable in quarterly installments to said beneficiaries of said deceased Employee.

    5. It is mutually agreed by and between the parties hereto that the Company may cancel or terminate this Employment Agreement at any time prior to the expiration of said one (1) year period, or any renewal thereof, without notice, for any conduct on the part of the Employee which injures the Company's business, such as, but not limited to, intemperance, negligence, failure to follow instructions or perform and fulfill the obligations on the Employee's part to be performed hereunder to the satisfaction of the Company.

    IN WITNESS WHEREOF, the parties hereto have set their hands this 10th day of May, 1994.

                                        FOREST CITY ENTERPRISES, INC.

                                        By: /s/ Albert B. Ratner
                                           -------------------------------
                                           ALBERT B. RATNER, Vice Chairman
                                             of the Board

                                        By: /s/ Thomas G. Smith
                                           -------------------------------
                                           THOMAS G. SMITH, Secretary

                                           /s/ Charles A. Ratner
                                           -------------------------------
                                           CHARLES A. RATNER, Employee